Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2016 relating to the consolidated financial statements of SharpSpring, Inc., appearing in the Annual Report on Form 10-K of SharpSpring, Inc. for the year ended December 31, 2015.

/s/ McConnell & Jones, LLP.

Houston, Texas

July 11, 2016

4828 Loop Central Dr. Suite 1000 Houston, TX 77081 Phone: 713.968.1600 Fax: 713.968.1601 WWW.MCCONNELLJONES.COM